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                                     PROXY

                       U.S. TRANSPORTATION SYSTEMS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints           and           , and either of
them, each with full power of substitution and resubstitution, as proxies to represent and to vote all shares which the undersigned may be entitled to vote as of the record date at the Special Meeting of Shareholders to be held
        , 1998, and any adjournment thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Special Meeting and described in the Proxy Statement.

    1. To consider and vote, as a single proposal, upon the proposal (the "Proposal") (1) to approve and adopt (a) the Agreement and Plan of Reorganization, dated as of November 16, 1997 (the "Plan of Reorganization"), by and among U.S. Transportation Systems, Inc. ("USTS"), Precept Business Services, Inc., a Texas corporation ("Precept"), and Precept Acquisition Company, L.L.C., a Nevada limited liability company and wholly-owned subsidiary of Precept ("Acquisition"), pursuant to which USTS will transfer its business and substantially all of its assets to Acquisition in exchange for 9,500,000 shares of Precept Class A Common Stock, par value $0.01 per share, of Precept, and Acquisition will assume certain liabilities of USTS (the "Transfer"), and (b) the Plan of Liquidation and Dissolution (the "Plan of Liquidation") pursuant to which USTS will distribute Precept Class A Common Stock received in the Transfer (subject to the holdback of at least 500,000 of the shares to satisfy certain contingent liabilities) to the USTS shareholders in complete liquidation of USTS
and USTS will dissolve, and (2) to change the name of USTS to         .

                   FOR / /      AGAINST / /      ABSTAIN / /

    2. To consider and act upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

                   FOR / /      AGAINST / /      ABSTAIN / /

                               (SEE REVERSE SIDE)
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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
                                             Signature(s) ______________________
                                             Date ______________________________
                                             Signature(s) ______________________
                                             Date ______________________________

                                             NOTE: Please sign exactly as name
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If the signor
                                             is a corporation, please sign the
                                             full corporate name, by duly
                                             authorized officer.